Exhibit 99

FOR RELEASE – October 25, 2022

Corning Reports Third-Quarter Results Highlighted by
Optical Communications and Solar Sales Growth

Core sales increased 1% year over year as secular growth initiatives and “More Corning”

approach offset lower Display Technologies volume

Panel maker utilization declined further to a level that management believes to be the correction low point; display glass price remained consistent

Free cash flow of $866 million for the first nine months of 2022 keeps Corning on pace for another year of healthy cash generation

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced third-quarter 2022 results and provided its outlook for the fourth-quarter 2022.

“In the third quarter, our core sales were up slightly year over year, reaching $3.7 billion, with core EPS of $0.51 – all while display panel maker utilization reached its lowest level since 2008; smartphone, tablet, and notebook retail unit sales declined significantly; and automotive production remained constrained. We offset the effects of these factors by delivering 16% year-over-year growth in Optical Communications and by capturing ongoing demand in the solar market that contributed to 33% year-over-year growth in Hemlock and Emerging Growth Businesses,” said Wendell P. Weeks, chairman and chief executive officer.

“While three of our key demand drivers are down, our cohesive and focused portfolio is providing strategic resilience in the current environment. We remain well positioned to deliver profitable multiyear growth. We’ll continue to execute with discipline, invest where we see strength, and pace to demand,” Weeks continued.

Financial Highlights:

●	GAAP sales were $3.5 billion. Core sales were $3.7 billion, up slightly from a strong third-quarter 2021.
o	Optical Communications, Environmental Technologies, Life Sciences, and Hemlock and Emerging Growth Businesses delivered year-over-year growth; sales in Specialty Materials increased sequentially and declined year over year.
o	Display Technologies’ sales declined 22% sequentially and 28% year over year, as volume declined in line with the market; glass price was consistent sequentially.
●	GAAP EPS was $0.24; core EPS was $0.51.
o	The primary difference between GAAP and core EPS was from non-cash charges associated with capacity optimization and non-cash, mark-to-market adjustments associated with the company’s currency-hedging contracts.
●	Core gross margin and core operating margin of 36.1% and 16.9%, respectively, were impacted by low volume in Display Technologies.
●	Free cash flow was $255 million for the quarter and $866 million for the first nine months of 2022, keeping the company on pace for another year of healthy cash generation.
●	For the fourth quarter, Corning expects $3.45 billion to $3.65 billion in core sales with core EPS of $0.41 to $0.47.

“As we told investors in early September, panel makers reduced their production levels below our already low expectations. Our lower glass volume resulted in a 28% year-over-year decline in Display Technologies’ sales and caused a drag on the company’s overall profitability. Our participation in important secular trends and general outperformance across our markets helped offset this impact,” said Ed Schlesinger, executive vice president and chief financial officer.

“Looking ahead to the fourth quarter, we expect $3.45 billion to $3.65 billion in core sales with core EPS of $0.41 to $0.47. Although we believe that panel maker utilization reached the bottom in September, we would like to see more evidence before we guide a significant recovery in glass demand. When glass demand does increase, we expect our volume to return and company profitability to improve. We also expect Optical Communications’ sales to be down sequentially due to customer project timing. We expect to continue outperforming our markets and will maintain strong financial stewardship,” Schlesinger continued.

Corning Reports Third-Quarter Results Highlighted by

Optical Communications and Solar Sales Growth

Strategy in Action

Corning strives to be a catalyst for positive change and to help move the world forward. The company drives profitable multiyear growth by inventing, making, and selling life-changing products while cultivating deep, trust-based relationships with industry leaders, ultimately incorporating more content into customers’ offerings. To do so, Corning takes a long-view approach, investing in a set of vital capabilities that are becoming increasingly relevant to profound transformations that touch many facets of daily life. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductor, and life sciences.

Recent highlights include:

●

Investing in Optical Communications to meet committed customer demand and address surging industry growth. AT&T CEO John Stankey and U.S. Secretary of Commerce Gina M. Raimondo – whose leadership helped pass infrastructure legislation dedicated to the idea of “Internet for All” – joined Corning to announce a new optical cable manufacturing facility in Arizona. Corning also opened a new optical fiber manufacturing plant in Poland. Additionally, CNBC featured Corning’s North Carolina fiber and cable factories, highlighting how fiber optic technology is key to the future of connectivity.

●	Strengthening the United States’ leadership position in the semiconductor industry by supporting state initiatives. Sen. Charles Schumer and New York Gov. Kathy Hochul joined Corning to announce a government-backed expansion of its Advanced Optics facility in Fairport, which makes equipment and systems vital to semiconductor manufacturing. In Michigan, government funding is expected to allow Hemlock Semiconductor to modernize and expand operations to meet the increasing global demand for hyperpure polysilicon in the semiconductor industry and address growing solar demand.
●	Driving more content into the mobile devices that people are buying. Industry-leading customers further adopted premium and new-to-the-world cover materials, such as Corning® Gorilla® Glass Victus® and Ceramic Shield, for major product launches.
●	Continuing to help the global health care industry address current and future public health challenges. Corning was awarded nearly $104 million in additional funding from the U.S. federal government to support the company’s planned capacity expansion for advanced, high-quality pharmaceutical glass tubing and vials, which will strengthen the domestic pharmaceutical supply chain.
●	Supporting every phase of broadband deployment through additions to Corning’s Evolv™ connectivity portfolio. These innovations help operators streamline permitting, accelerate field installation, and optimize network testing.
●

Deepening Corning’s role in the global automotive ecosystem by advancing the trend toward connectivity, which enhances the interaction among the car, the driver, and the outside world. During the quarter, CarUX, a leading car display company owned by Innolux, announced its use of Corning® ColdForm™ Technology to enable the future of automotive interior displays.

●

Continuing its dedication to all its stakeholders by receiving a 100% score on the Disability Equality Index® and being named a 2022 Best Place to Work for Disability Inclusion. Corning also announced a three-year corporate partnership with Disability:IN focused on further integrating disability inclusion best practices into employee recruiting.

Third-Quarter 2022 Results and Comparisons
(In millions, except per-share amounts)

	Q3 2022	Q2 2022	% change	Q3 2021	% change
GAAP Net Sales	$3,488	$3,615	(4%)	$3,615	(4%)
GAAP Net Income (1)	$208	$563	(63%)	$371	(44%)
GAAP EPS	$0.24	$0.66	(64%)	$0.43	(44%)
Core Sales (2)	$3,666	$3,762	(3%)	$3,639	1%
Core Net Income (2)	$438	$489	(10%)	$485	(10%)
Core EPS (2)	$0.51	$0.57	(11%)	$0.56	(9%)

(1) Represents GAAP net income attributable to Corning Incorporated.

(2) Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

Corning Reports Third-Quarter Results Highlighted by

Optical Communications and Solar Sales Growth

Optical Communications

	Q3 2022	Q2 2022	% change	Q3 2021	% change
Net Sales	$1,317	$1,313	—	$1,131	16%
Net Income Before Tax	$233	$233	—	$177	32%
Net Income	$183	$182	1%	$139	32%

In Optical Communications, sales reached $1.3 billion, growing 16% year over year, driven by 5G, broadband, and the cloud. Net income was $183 million, up 32% year over year, driven by leverage from strong incremental volume.

Display Technologies

	Q3 2022	Q2 2022	% change	Q3 2021	% change
Net Sales	$686	$878	(22%)	$956	(28%)
Net Income Before Tax	$169	$287	(41%)	$311	(46%)
Net Income	$134	$228	(41%)	$247	(46%)

In Display Technologies, sales were $686 million, down 28% year over year and 22% sequentially, as volume declined in line with the market and lower panel maker production. Glass price was consistent sequentially.

Specialty Materials

	Q3 2022	Q2 2022	% change	Q3 2021	% change
Net Sales	$519	$485	7%	$556	(7%)
Net Income Before Tax	$122	$115	6%	$135	(10%)
Net Income	$96	$91	5%	$107	(10%)

In Specialty Materials, sales were $519 million, up 7% sequentially, driven by new product launches utilizing Corning’s premium cover materials and strength in semiconductor products. Sales were down 7% year over year, driven by continued softening demand in the smartphone, tablet, and notebook markets.

Environmental Technologies

	Q3 2022	Q2 2022	% change	Q3 2021	% change
Net Sales	$425	$356	19%	$385	10%
Net Income Before Tax	$110	$78	41%	$76	45%
Net Income	$87	$62	40%	$60	45%

In Environmental Technologies, sales were $425 million, up 10% year over year and 19% sequentially. Net income was $87 million, up 45% year over year and 40% sequentially, growing faster than sales, driven by increased volume and strong operating performance.

Life Sciences

	Q3 2022	Q2 2022	% change	Q3 2021	% change
Net Sales	$312	$312	—	$305	2%
Net Income Before Tax	$54	$47	15%	$57	(5%)
Net Income	$43	$37	16%	$45	(4%)

In Life Sciences, sales were $312 million, remaining consistent sequentially and growing 2% year over year. Net income was $43 million, growing 16% sequentially. Continued lower demand for COVID-related diagnostic products was offset by growth in research.

Corning Reports Third-Quarter Results Highlighted by

Optical Communications and Solar Sales Growth

Hemlock and Emerging Growth Businesses

	Q3 2022	Q2 2022	% change	Q3 2021	% change
Net Sales	$407	$418	(3%)	$306	33%
Net Income Before Tax	$26	$35	(26%)	$(4)	*
Net Income (Loss)	$18	$25	(28%)	$(5)	*

*Not meaningful

In Hemlock and Emerging Growth Businesses, sales were $407 million, down 3% sequentially and up 33% year over year. Strong performance was largely driven by continued growth in demand for semiconductor- and solar-grade polysilicon. Automotive Glass Solutions and Corning Pharmaceutical Technologies also contributed to year-over-year growth.

Upcoming Investor Events

On Nov. 29, Corning will attend the Credit Suisse 26th Annual Technology Conference. On Dec. 8, Corning will attend the Barclays Global Technology, Media and Telecommunications Conference. Corning will also host management visits to investor offices in select cities. Visit the company’s Investor Relations' website for up-to-date conference information.

Third-Quarter Conference Call Information

The company will host its third-quarter conference call on Tuesday, Oct. 25, at 8:30 a.m. EDT. To participate, individuals may pre-register here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and personal PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company's Investor Relations’ events page and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Corning Reports Third-Quarter Results Highlighted by

Optical Communications and Solar Sales Growth

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions, and related impacts on our businesses' global supply chains and strategies; changes in macroeconomic and market conditions, market volatility, interest rates, capital markets, the value of securities and other financial assets, precious metals, oil, natural gas and other commodities and exchange rates (particularly between the U.S. dollar and the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won), consumer demand, and the impact of such changes and volatility on our financial position and businesses; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; disruption to Corning's, our suppliers' and manufacturers' supply chain, logistics, equipment, facilities, IT systems, operations or commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; effects of acquisitions, dispositions and other similar transactions; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures without impacting revenues; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; attraction and retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

Corning Reports Third-Quarter Results Highlighted by

Optical Communications and Solar Sales Growth

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:

Megan Whittemore

(202) 661-4171

whittemom@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales	$3,488	$3,615	$10,783	$10,406
Cost of sales	2,426	2,294	7,192	6,614

Gross margin	1,062	1,321	3,591	3,792

Operating expenses:
Selling, general and administrative expenses	461	486	1,381	1,351
Research, development and engineering expenses	278	251	766	715
Amortization of purchased intangibles	31	32	92	97

Operating income	292	552	1,352	1,629

Interest income	3	3	9	8
Interest expense	(73)	(72)	(216)	(227)
Translated earnings contract (loss) gain, net	(68)	(13)	257	262
Other income, net	106	23	391	169

Income before income taxes	260	493	1,793	1,841
Provision for income taxes	(34)	(109)	(380)	(402)

Net income	226	384	1,413	1,439

Net income attributable to non-controlling interests	(18)	(13)	(61)	(20)

Net income attributable to Corning Incorporated	$208	$371	$1,352	$1,419

Earnings per common share available to common shareholders:
Basic	$0.25	$0.44	$1.60	$0.72
Diluted	$0.24	$0.43	$1.58	$0.71

Reconciliation of net income attributable to Corning Incorporated versus net income available to common shareholders:

Net income attributable to Corning Incorporated	$208	$371	$1,352	$1,419

Series A convertible preferred stock dividend				(24)
Excess consideration paid for redemption of preferred shares				(803)

Net income available to common shareholders	$208	$371	$1,352	$592

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	September 30,	December 31,
	2022	2021
Assets

Current assets:
Cash and cash equivalents	$1,630	$2,148
Trade accounts receivable, net of doubtful accounts	1,620	2,004
Inventories, net	2,951	2,481
Other current assets	1,603	1,026
Total current assets	7,804	7,659

Property, plant and equipment, net of accumulated depreciation	14,645	15,804
Goodwill, net	2,368	2,421
Other intangible assets, net	1,049	1,148
Deferred income taxes	998	1,066
Other assets	1,871	2,056

Total Assets	$28,735	$30,154

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$208	$55
Accounts payable	1,808	1,612
Other accrued liabilities	3,151	3,139
Total current liabilities	5,167	4,806

Long-term debt	6,525	6,989
Postretirement benefits other than pensions	585	622
Other liabilities	4,910	5,192
Total liabilities	17,187	17,609

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	910	907
Additional paid-in capital – common stock	16,649	16,475
Retained earnings	17,044	16,389
Treasury stock, at cost; Shares held: 977 million and 970 million	(20,528)	(20,263)
Accumulated other comprehensive loss	(2,791)	(1,175)
Total Corning Incorporated shareholders’ equity	11,284	12,333
Non-controlling interests	264	212
Total equity	11,548	12,545

Total Liabilities and Equity	$28,735	$30,154

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income	$226	$384	$1,413	$1,439
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	327	339	1,014	1,005
Amortization of purchased intangibles	31	32	92	97
Loss on disposal of assets	102	7	110	8
Gain on sale of business			(53)	(54)
Share-based compensation expense	52	39	145	117
Translation gain on Japanese yen-denominated debt	(84)	(4)	(321)	(127)
Deferred tax (benefit) provision	(14)	12	58	68
Translated earnings contract loss (gain)	68	13	(257)	(262)
Unrealized translation losses on transactions	63	14	140	65
Changes in assets and liabilities:
Trade accounts receivable	106	(97)	161	(146)
Inventories	(201)	(90)	(637)	(72)
Other current assets	72	(57)	(5)	(210)
Accounts payable and other current liabilities	(184)	300	25	471
Customer deposits and government incentives	140	6	144	62
Deferred income	9	(32)	(15)	(92)
Other, net	(7)	29	(16)	20
Net cash provided by operating activities	706	895	1,998	2,389

Cash Flows from Investing Activities:
Capital expenditures	(465)	(401)	(1,201)	(1,014)
Proceeds from sale of business	3		77	102
Investment in and proceeds from unconsolidated entities, net	(4)	2	(10)	87
Realized gains on translated earnings contract	77	17	209	30
Other, net	(13)	(6)	(44)	(8)
Net cash used in investing activities	(402)	(388)	(969)	(803)

Cash Flows from Financing Activities:
Repayments of short-term borrowings	(76)	(69)	(87)	(144)
Repayments of long-term debt		(331)		(716)
Proceeds from issuance of short-term debt	70		70
Proceeds from issuance of long-term debt	9	19	37	19
Payment for redemption of preferred stock			(507)	(507)
Payments of employee withholding tax on stock awards	(2)	(2)	(44)	(57)
Proceeds from exercise of stock options	7	9	35	91
Purchases of common stock for treasury	(20)	(21)	(221)	(22)
Dividends paid	(234)	(217)	(696)	(659)
Other, net	(6)	11	(17)	5
Net cash used in financing activities	(252)	(601)	(1,430)	(1,990)
Effect of exchange rates on cash	(51)	(14)	(117)	(56)
Net increase (decrease) in cash and cash equivalents	1	(108)	(518)	(460)
Cash and cash equivalents at beginning of period	1,629	2,320	2,148	2,672
Cash and cash equivalents at end of period	$1,630	$2,212	$1,630	$2,212

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to Corning Incorporated	$208	$371	$1,352	$1,419
Less: Series A convertible preferred stock dividend				24
Less: Excess consideration paid for redemption of preferred shares				803
Net income available to common shareholders – basic	208	371	1,352	592
Net income available to common shareholders – diluted	$208	$371	$1,352	$592

Weighted-average common shares outstanding - basic	843	852	843	821
Effect of dilutive securities:
Employee stock options and other dilutive securities	12	14	14	16
Weighted-average common shares outstanding - diluted	855	866	857	837
Basic earnings per common share	$0.25	$0.44	$1.60	$0.72
Diluted earnings per common share	$0.24	$0.43	$1.58	$0.71

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Core net income	$438	$485	$1,392	$1,346
Less: Series A convertible preferred stock dividend				24
Core net income available to common shareholders - basic	438	485	1,392	1,322
Plus: Series A convertible preferred stock dividend				24
Core net income available to common shareholders - diluted	$438	$485	$1,392	$1,346

Weighted-average common shares outstanding - basic	843	852	843	821
Effect of dilutive securities:
Stock options and other dilutive securities	12	14	14	16
Series A convertible preferred stock				41
Weighted-average common shares outstanding - diluted	855	866	857	878
Core basic earnings per common share	$0.52	$0.57	$1.65	$1.61
Core diluted earnings per common share	$0.51	$0.56	$1.62	$1.53

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, certain measures provided by our consolidated financial statements are adjusted to exclude specific items to arrive at core performance measures. These items include gains and losses on translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates. Corning utilizes constant-currency reporting for Display Technologies, Specialty Materials, Environmental Technologies, and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by the management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating results as they are more indicative of our core operating performance and how management evaluates operational results and trends. These measures are not, and should not, be viewed as a substitute for GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, refer to “Reconciliation of Non-GAAP Measures”.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2022 and 2021

(Unaudited; in millions, except per share amounts)

	Three months ended September 30, 2022
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported – GAAP	$3,488	$260	$208	13.1%	$0.24
Constant-currency adjustment (1)	178	136	79		0.09
Translation gain on Japanese yen-denominated debt (2)		(84)	(64)		(0.07)
Translated earnings contract loss (3)		68	52		0.06
Acquisition-related costs (4)		33	25		0.03
Discrete tax items and other tax-related adjustments (5)			22		0.03
Restructuring, impairment and other charges and credits (6)		138	106		0.12
Litigation, regulatory and other legal matters (7)		23	17		0.02
Pension mark-to-market adjustment (8)		(9)	(7)		(0.01)
Core performance measures	$3,666	$565	$438	19.3%	$0.51

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the effective tax rate (“ETR”) excludes net income attributable to non-controlling interests (“NCI”) of $18 million.

	Three months ended September 30, 2021
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$3,615	$493	$371	22.1%	$0.43
Constant-currency adjustment (1)	24	33	23		0.03
Translation gain on Japanese yen-denominated debt (2)		(4)	(4)		(0.00)
Translated earnings contract loss (3)		13	10		0.01
Acquisition-related costs (4)		38	30		0.03
Discrete tax items and other tax-related adjustments (5)			(1)		(0.00)
Restructuring, impairment and other charges and credits (6)		40	31		0.04
Litigation, regulatory and other legal matters (7)		3	15		0.02
Pension mark-to-market adjustment (8)		(1)	(1)		(0.00)
Preferred stock conversion (12)		(4)	(4)		(0.00)
Bond redemption loss (13)		20	15		0.02
Core performance measures	$3,639	$631	$485	21.1%	$0.56

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes NCI of $13 million.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2022 and 2021

(Unaudited; in millions, except per share amounts)

	Nine months ended September 30, 2022
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported – GAAP	$10,783	$1,793	$1,352	21.2%	$1.58
Constant-currency adjustment (1)	389	319	221		0.26
Translation gain on Japanese yen-denominated debt (2)		(321)	(246)		(0.29)
Translated earnings contract gain (3)		(257)	(197)		(0.23)
Acquisition-related costs (4)		107	84		0.10
Discrete tax items and other tax-related adjustments (5)			38		0.04
Restructuring, impairment and other charges and credits (6)		217	166		0.19
Litigation, regulatory and other legal matters (7)		65	49		0.06
Pension mark-to-market adjustment (8)		(19)	(15)		(0.02)
Contingent consideration (9)		(32)	(25)		(0.03)
Loss on investments (10)		8	6		0.01
Gain on sale of business (11)		(53)	(41)		(0.05)
Core performance measures	$11,172	$1,827	$1,392	20.5%	$1.62

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes NCI of $61 million.

	Nine months ended September 30, 2021
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$10,406	$1,841	$1,419	21.8%	$0.71
Preferred stock redemption (c)					0.91
Subtotal	10,406	1,841	1,419	21.8%	1.62

Constant-currency adjustment (1)		47	29		0.03
Translation gain on Japanese yen-denominated debt (2)		(127)	(98)		(0.12)
Translated earnings contract gain (3)		(262)	(202)		(0.24)
Acquisition-related costs (4)		123	95		0.11
Discrete tax items and other tax-related adjustments (5)			5		0.01
Restructuring, impairment and other charges and credits (6)		42	33		0.04
Litigation, regulatory and other legal matters (7)		11	23		0.03
Pension mark-to-market adjustment (8)		23	18		0.02
Loss on investments (10)		39	30		0.04
Gain on sale of business (11)		(54)	(46)		(0.05)
Preferred stock conversion (12)		17	17		0.02
Bond redemption loss (13)		31	23		0.03
Core performance measures	$10,406	$1,731	$1,346	21.1%	$1.53

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes NCI of $20 million.
(c)

Pursuant to the Share Repurchase Agreement, the Preferred Stock was converted into 115 million Common Shares. Corning immediately repurchased 35 million of the converted Common Shares and excluded them from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The redemption of these Common Shares resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2022 and 2021

(Unaudited; in millions)

	Three months ended September 30, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,062	30.4%	$461	$278	$292	8.4%
Constant-currency adjustment (1)	138		3		135
Acquisition-related costs (4)			2	(1)	30
Restructuring, impairment and other charges and credits (6)	125		(13)		138
Litigation, regulatory and other legal matters (7)			(32)		32
Pension mark-to-market adjustment (8)			7	2	(9)
Core performance measures	$1,325	36.1%	$428	$279	$618	16.9%

	Three months ended September 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,321	36.5%	$486	$251	$552	15.3%
Constant-currency adjustment (1)	32		(1)		33
Acquisition-related costs (4)					32
Restructuring, impairment and other charges and credits (6)	41			1	40
Litigation, regulatory and other legal matters (7)			(3)		3
Pension mark-to-market adjustment (8)			1		(1)
Core performance measures	$1,394	38.3%	$483	$252	$659	18.1%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Nine Months Ended September 30, 2022 and 2021

(Unaudited; in millions)

	Nine months ended September 30, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$3,591	33.3%	$1,381	$766	$1,352	12.5%
Constant-currency adjustment (1)	321		4		317
Acquisition-related costs (4)			3	(1)	90
Restructuring, impairment and other charges and credits (6)	193		(24)		217
Litigation, regulatory and other legal matters (7)			(74)		74
Pension mark-to-market adjustment (8)			33	8	(41)
Contingent consideration (9)			26		(26)
Core performance measures	$4,105	36.7%	$1,349	$773	$1,983	17.7%

	Nine months ended September 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$3,792	36.4%	$1,351	$715	$1,629	15.7%
Constant-currency adjustment (1)	42		(3)		45
Acquisition-related costs (4)	18		(2)	(1)	118
Restructuring, impairment and other charges and credits (6)	35		(4)	(3)	42
Litigation, regulatory and other legal matters (7)			(11)		11
Pension mark-to-market adjustment (8)			(11)	(3)	14
Core performance measures	$3,887	37.4%	$1,320	$708	$1,859	17.9%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities	$706	$895	$1,998	$2,389
Realized gains on translated earnings contracts	77	17	209	30
Translation losses on cash balances	(63)	(14)	(140)	(65)
Adjusted cash flows from operating activities	$720	$898	$2,067	$2,354

Less: Capital expenditures	$465	$401	$1,201	$1,014

Free cash flow	$255	$497	$866	$1,340

Items which we exclude from GAAP measures to arrive at core performance measures were as follows:

(1)	Constant-currency: Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars. Our Display Technologies’ segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar. Environmental Technologies and Life Science segments sales and net income are primarily impacted by the euro. Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in the businesses, and establish operational goals and forecasts. We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation gain on Japanese yen-denominated debt: We have excluded the impact of the translation gain of the yen-denominated debt to U.S. dollars.
(3)	Translated earnings contract (loss) gain: We have excluded the impact of the realized and unrealized gains and losses of the Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of the British pound-denominated foreign currency hedges related to translated earnings.
(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments, external acquisition-related deal costs, and other transaction related costs.
(5)	Discrete tax items and other tax-related adjustments: These include discrete period tax items such as changes of tax reserves and changes in our permanently reinvested foreign income position.
(6)	Restructuring, impairment and other charges and credits: These include accelerated depreciation and asset write-offs, impairments and other related charges, which are not related to on-going operations and are not classified as restructuring expense. The activity during the third quarter of 2022 primarily relates to capacity optimization of an emerging growth business. The activity during the third quarter of 2021 relates to asset write-offs and charges related to facility repairs resulting from the impact of power outages.
(7)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to the estimated liability for environmental-related items and other legal matters.
(8)	Pension mark-to-market adjustment: Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(9)	Contingent consideration: This amount represents the fair value mark-to-market cost adjustment of contingent consideration resulting from the Hemlock transaction on September 9, 2020.
(10)	Loss on investments: Amount represents the loss recognized due to mark-to-mark adjustments capturing the change in fair value based on the closing stock market price.
(11)	Gain on sale of business: Amount represents the gain recognized for the sale of a certain business.
(12)	Preferred stock conversion: This amount includes the fair value of the put option from the Share Repurchase Agreement with Samsung Display Co., Ltd.
(13)	Bond redemption loss: Amount represents premiums on redemption of debentures.